       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1997


                                                      REGISTRATION NO. 333-19973
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                         ----------------------------

                                AMENDMENT NO. 4

                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                      VALLEY NATIONAL GASES INCORPORATED

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      PENNSYLVANIA                 5169                        23-2888240
     (STATE OR OTHER         (PRIMARY STANDARD              (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL               IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

         67 43RD STREET, WHEELING, WEST VIRGINIA 26003 (304) 232-1541

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ----------------------------

                               LAWRENCE E. BANDI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                67 43RD STREET
                         WHEELING, WEST VIRGINIA 26003
                                (304) 232-1541

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         ----------------------------

                       COPIES OF ALL CORRESPONDENCE TO:

          LARRY D. IRICK, ESQ.                      JOHN R. SHORT, ESQ.
             BRYAN CAVE LLP           PEPER, MARTIN, JENSEN, MAICHEL AND HETLAGE
      1200 MAIN STREET, SUITE 3500            720 OLIVE STREET, 24TH FLOOR
      KANSAS CITY, MISSOURI 64105            ST. LOUIS, MISSOURI 63101-2396
             (816) 374-3200                          (314) 421-3850

                         ----------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Valley National Gases, Inc.:

    We have audited the accompanying balance sheets of Valley National Gases, Inc. (an S corporation) as of June 30, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley National Gases, Inc. as of June 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.


                                                         ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
  August 13, 1996
  (except for the matters discussed in
  Note 10 as to which the date is
  April 9, 1997)


                                     F-11